Exhibit 99.1

HUGOTON ROYALTY TRUST

Press Release

Hugoton Royalty Trust

Announces New Contact Information

DALLAS, TEXAS, September 26, 2014—Hugoton Royalty Trust (NYSE: HGT) today announced the new contact information for the Trust following the change of Trustee.

Southwest Bank is the new Trustee for Hugoton Royalty Trust, effective May 30, 2014.

Southwest Bank’s office is located at 2911 Turtle Creek Boulevard, Suite 850, Dallas, TX 75219.

The new toll free customer service number for contacting Hugoton Royalty Trust is 1-855-588-7839.

The Trust also has a new web address, www.hgt-hugoton.com.

Hugoton’s cash distribution history, current and prior year financial reports, a link to filings made with the Securities and Exchange Commission and more can be found on its website at www.hgt-hugoton.com.

The units are listed on The New York Stock Exchange under the symbol “HGT”.

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Contact:
Nancy Willis
Vice President
Southwest Bank, Trustee
Toll-free – 1-855-588-7839